Exhibit 99.1

FOR IMMEDIATE RELEASE

February 22, 2017

CLOUD PEAK ENERGY PRICES PUBLIC OFFERING OF COMMON STOCK

Gillette, Wyo. — Cloud Peak Energy Inc. (NYSE: CLD) (the “Company”) announced that it has priced a registered underwritten public offering of 13,500,000 shares of its common stock at a price to the public of $5.10 per share.  The Company has granted the underwriters a 30-day option to purchase 2,000,000 additional shares of its common stock.

The Company intends to use the net proceeds from the offering to fund the full redemption of its outstanding 8.50% Senior Notes due 2019 (the “2019 Notes”), plus accrued and unpaid interest to the redemption date, with any remaining proceeds to be used for general corporate purposes.  The Company expects to close the offering on February 28, 2017, subject to the satisfaction of customary closing conditions.

Credit Suisse, J.P. Morgan and Jefferies are acting as joint book-running managers.  The offering will be made only by means of a prospectus supplement and the accompanying base prospectus, copies of which may be obtained on the Securities and Exchange Commission’s (“SEC”) website at www.sec.gov when filed. Alternatively, the underwriters will arrange to send you the prospectus supplement and related base prospectus if you request them by contacting Credit Suisse Securities (USA) LLC at Eleven Madison Avenue, New York, NY 10010, Attention: Prospectus Department or by calling (800) 221-1037; J.P. Morgan Securities LLC at 1155 Long Island Avenue, Edgewood, NY 11717, Attention: Broadridge Financial Services or by calling 1-866-803-9204; and Jefferies LLC at 520 Madison Avenue, 2nd Floor, New York, NY 10022, Attention: Equity Syndicate Prospectus Department or by calling (877) 547-6340 or by emailing Prospectus_Department@Jefferies.com.

This press release shall not constitute an offer to sell or a solicitation of an offer to buy shares of common stock or any other securities, nor shall there be any sale of shares of common stock or any other securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.  A shelf registration statement relating to the securities has been filed with the SEC and was declared effective on December 20, 2016.  The offering and sale of common stock will be made pursuant to this effective shelf registration statement.

About Cloud Peak Energy®

Cloud Peak Energy Inc. (NYSE:CLD) is headquartered in Wyoming and is one of the largest U.S. coal producers and the only pure-play Powder River Basin (“PRB”) coal company.  As one of the safest coal producers in the nation, Cloud Peak Energy mines low sulfur, subbituminous coal and provides logistics supply services.  The Company owns and operates three surface coal mines in the PRB, the lowest cost major coal producing region in the nation.  The Antelope and Cordero Rojo mines are located in Wyoming and the Spring Creek Mine is located in Montana.  In 2016, Cloud Peak Energy shipped approximately 59 million tons from its three mines to customers located throughout the U.S. and around the world.  Cloud Peak Energy also owns rights to substantial undeveloped coal and complimentary surface assets in the Northern PRB, further building the Company’s long-term position to serve Asian export and domestic customers.  With approximately 1,300 total employees, the Company is widely recognized for its exemplary performance in its safety and environmental programs.  Cloud Peak Energy is a sustainable fuel supplier for approximately three percent of the nation’s electricity.

Cautionary Note Regarding Forward Looking Statements

This release contains “forward-looking statements” within the meaning of the safe harbor provisions of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Forward-looking statements are not statements of historical facts and often contain words such as “may,” “will,” “expect,” “believe,” “anticipate,” “plan,” “estimate,” “seek,” “could,” “should,” “intend,” “potential,” or words of similar meaning.  Forward-looking statements are based on management’s current expectations, beliefs, assumptions and estimates regarding our company, industry, economic conditions, government regulations, energy policies and other factors.  Forward-looking statements may include, for example, our ability to close this transaction, and other statements regarding this transaction and our plans, strategies, prospects and expectations concerning our business, industry, economic conditions, operating results, financial condition and other matters that do not relate strictly to historical facts.  These statements are subject to significant risks, uncertainties, and assumptions that are difficult to predict and could cause actual results to differ materially and adversely from those expressed or implied in the forward-looking statements.  For a description of some of the risks and uncertainties that may adversely affect our future results or the anticipated benefits of, or our ability to consummate, this transaction, refer to the risk factors described from time to time in the reports and registration statements we file with the SEC, including those in Item 1A “Risk Factors” of our most recent Annual Report on Form 10-K and Current Reports on Form 8-K.  There may be other risks and uncertainties that are not currently known to us or that we currently believe are not material.  We make forward-looking statements based on currently available information, and we assume no obligation to, and expressly disclaim any obligation to, update or revise publicly any forward-looking statements made in this release, whether as a result of new information, future events or otherwise, except as required by law.

Contact:

Cloud Peak Energy Inc.
Lorri Owen, (720) 566-2932
Investor Relations